SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 9, 2011
Date of Report

March 9, 2011
(Date of earliest event reported)

Oranco, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28181	87-0574491
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1981 East 4800 South, Suite 100
Salt Lake City, UT  84117
 (Address of principal executive offices, including zip code)

(801) 272-9294
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2011, the Company accepted the resignation of Claudio Gianasio as director, President, Secretary, Treasurer, and CFO of the Corporation.  Mr. Gianascio cited other commitments are such that he can no longer devote his attention and energy to the affairs of the Company and stated he had no issues or disagreements with the Company or its management.

Also on March 9, 2010, the Company appointed Juan Alfonso Sanchez Zabala as director, president, secretary, treasurer and CFO of the Company.

Mr. Zabala, age 47, is an attorney whose practice is located in the city of Seville, Spain. He received his Degree in Law from the University of Sevilla in 1988. Was a partner in a law firm from 1988 to 1996, a partner in the Law Firm of Rivas, Romero & Zabala from 2001 to 2004, and has been the owner and director of the law firm Zabala & Associates since 2005. Has experience in litigation, civil law, criminal law, and commercial law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANCO, INC.

S/ Juan A Sanchez Zabala
Juan A Sanchez Zabala, President